                                                                    EXHIBIT 10.2

                          EMPLOYEE BENEFITS AGREEMENT


THIS EMPLOYEE BENEFITS AGREEMENT (this "Agreement"), dated as of May 2, 1997, is made and entered into by and between Bio-Vascular, Inc., a Minnesota corporation ("Bio-Vascular"), and Vital Images, Inc., a Minnesota corporation ("Vital Images"). Capitalized terms used in this Agreement and not defined herein will have the meaning given in that certain Distribution Agreement between the parties, dated of even date herewith (the "Distribution Agreement").


     WHEREAS, Vital Images is currently a wholly-owned subsidiary of Bio-Vascular, and as such, directors, officers and employees of both Bio-Vascular and Vital Images participate in certain stock-based compensation and incentive plans, insurance plans and retirement and other benefit plans currently maintained or sponsored by Bio-Vascular;

     WHEREAS, Bio-Vascular and Vital Images have entered into the Distribution Agreement, pursuant to which Bio-Vascular will distribute all of the issued and outstanding shares of Vital Images Common Stock to its shareholders, on such terms and conditions as are contained therein;

     WHEREAS, following the Distribution, Bio-Vascular and Vital Images will be operated as independent public companies, and Vital Images will no longer be a wholly-owned subsidiary of Bio-Vascular; and

     WHEREAS, Bio-Vascular and Vital Images wish to provide for the allocation of responsibilities with respect to certain employee benefit matters following the Distribution, including, but not limited to, stock-based compensation and incentive plans, insurance plans and retirement and other benefit plans.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound, Bio-Vascular and Vital Images hereby agree as follows:

                                    ARTICLE
                                      1.
                        ADDITIONAL BENEFITS DEFINITIONS

1.1  Additional Benefits Definitions.  As used in this Agreement, capitalized
     --------------------------------
     terms defined immediately after their use shall have the respective meanings thereby provided, and the following additional terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               Adjusted Bio-Vascular Option.  An Existing Bio-Vascular
               ----------------------------
          Option adjusted in the manner provided in Section 4.6 hereof.

               Bio-Vascular Adjustment Plans.  The Bio-Vascular, Inc. 1990
               -----------------------------
          Management Incentive Stock Option Adjustment Plan and 1992 Stock Option Adjustment Plan to be adopted pursuant to Section 4.3 hereof for the purpose of enabling Bio-Vascular to grant options to purchase Bio-Vascular Common Stock to holders of Bio-Vascular Options granted under the Existing Vital Images Option Plans. Each Bio-Vascular Adjustment Plan will "mirror" the material provisions of the corresponding Existing Vital Images Option Plan, except that each Bio-Vascular Adjustment Plan will provide that: (i) the Distribution will not be deemed a "termination" of the employment of any Vital Images

          Employee for the purposes of the Plan, and (ii) following the Distribution, termination of employment of any Vital Images Employee for the purposes of the Plan will be determined by reference to employment by Vital Images or any of its subsidiaries.

               Bio-Vascular Option Plans. The Bio-Vascular, Inc. Incentive Stock
               -------------------------
          Option Plan, 1992 Directors' Option Plan and 1995 Stock Incentive
          Plan.

               Cutoff Date.  The business day immediately preceding the
               -----------
          Distribution Date.

               Distribution Ratio.  The ratio set forth in the Distribution
               ------------------
          Agreement at which shares of Vital Images Common Stock will be issued with respect to shares of Bio-Vascular Common Stock in the Distribution.

               Employee.  An individual who, on the Distribution Date, is
               --------
          identified as being in any of the following categories.

               Bio-Vascular Categories of Employees:

               (i)   Bio-Vascular Terminee. Any individual formerly employed
                     ---------------------
                     in the Retained Business whose employment was terminated prior to the Distribution Date.

               (ii)  Bio-Vascular Employee. Any individual who is an Employee of
                     ---------------------
                     Bio-Vascular on the Distribution Date.

               Vital Images Categories of Employees:

               (i)   Vital Images Terminee. Any individual formerly employed in
                     ---------------------
                     the Vital Images Business whose employment was terminated prior to the Distribution Date.

               (ii)  Vital Images Employee. Any individual who is an Employee of
                     ---------------------
                     Vital Images on the Distribution Date.

               ERISA.  The Employee Retirement Income Security Act of 1974, as
               -----
          amended, or any successor legislation.

               Existing Bio-Vascular Stock Option.  Each unexercised option to
               ----------------------------------
          purchase Bio-Vascular Common Stock outstanding as of the Record Date, issued pursuant to any Bio-Vascular Option Plan, non-plan grant or in connection with Bio-Vascular's assumption of Vital Images' obligations under the Existing Vital Images Option Plans in the May 1994 merger between Vital Images and Bio-Vascular.

               Existing Vital Images Option Plans. The Vital Images,
               ----------------------------------
          Incorporated 1990 Management Incentive Stock Option Plan and 1992 Stock Option Plan, as adopted by Vital Images prior to the May 1994 merger between Vital Images and Bio-Vascular.

               Medical/Dental Plan.  A Welfare Plan providing health benefits to
               -------------------
          Employees of Bio-Vascular and their dependents, or to Employees of Vital Images and their dependents, as described below:

               (i)   Bio-Vascular Medical/Dental Plans. The Bio-Vascular
                     ---------------------------------
                     Medical/Dental Plans in effect as of the date hereof and continued by Bio-Vascular after the Distribution Date.

               (ii)  Vital Images Medical/Dental Plans. The Medical/Dental Plans
                     ---------------------------------
                     to be established by Vital Images in accordance with
                     Section 6.1 hereof.

               Plan. Any plan, policy, arrangement, contract or agreement
               ----
          providing compensation or benefits for any group of Employees or for any individual Employee or the dependents or beneficiaries of any such Employee whether formal or informal or written or unwritten, and including, without limitation, any means, whether or not legally required, pursuant to which any benefit is provided by an employer to any Employee or the beneficiaries of any such Employee. The term "Plan" as used in this Agreement does not include any contract, agreement or understanding entered into by Bio-Vascular or Vital Images relating to settlement of actual or potential employee-related litigation claims.

               Purchase Plan.  A stock-based Plan meeting the requirements of
               -------------
          Section 423 of the Code. The following are specific Purchase Plans:

               (i)   Bio-Vascular Purchase Plan. The Bio-Vascular Employee Stock
                     --------------------------
                     Purchase Plan in effect as of the date hereof.

               (ii)  Vital Images Purchase Plan. The Vital Images Employee Stock
                     --------------------------
                     Purchase Plan to be adopted by Vital Images prior to the Distribution Date pursuant to Section 5.2.

               Retained Business. The surgical business of Bio-Vascular,
               -----------------
          involving the development, manufacturing and marketing of proprietary, specialty medical products for use in thoracic, cardiac, neuro and vascular surgery.

               Service Credit.  The period taken into account under any
               --------------
          Plan for purposes of determining length of service or plan participation to satisfy eligibility, vesting, benefit accrual and similar requirements under such Plan.

               Qualified Beneficiary.  An individual (or dependent thereof)
               ---------------------
          who either (1) experiences a "qualifying event" (as that term is defined in Code Section 4980B(f)(3) and ERISA Section 603) while a participant in any Medical/Dental Plan, or (2) becomes a "qualified beneficiary" (as that term is defined in Code Section 4980B(g)(1) and ERISA Section 607(3)) under any Medical/Dental Plan, and who is included in any one of the following categories:

               (i)    Bio-Vascular Future Qualified Beneficiary. Any person who
                      -----------------------------------------
                      becomes a Qualified Beneficiary on or after the Distribution Date under any Bio-Vascular Medical/Dental Plan.

               (ii)   Bio-Vascular Current Qualified Beneficiary. Any Bio-
                      ------------------------------------------
                      Vascular Terminee who on or before the Cutoff Date, was a Qualified Beneficiary under any Bio-Vascular Medical/Dental Plan.

               (iii)  Vital Images Future Qualified Beneficiary. Any person who
                      -----------------------------------------
                      becomes a Qualified Beneficiary after the Cutoff Date under any Vital Images Medical/Dental Plan.

               (iv)   Vital Images Current Qualified Beneficiary. Any Vital
                      ------------------------------------------
                      Images Terminee who on or before the Cutoff Date was a Qualified Beneficiary under any Bio-Vascular Medical/Dental Plan.

          Vital Images Adjustment Plans.  The Vital Images, Inc. Incentive Stock
          -----------------------------
     Option Adjustment Plan, 1992 Directors' Option Adjustment Plan and 1995 Stock Incentive Adjustment Plan to be adopted pursuant to Section 4.4 hereof for the purpose of enabling Vital Images to grant options to purchase Vital Images Common Stock to the holders of Bio-Vascular Options granted under the Bio-Vascular Option Plans. Each Vital Images Adjustment Plan will "mirror" the material provisions of the corresponding Bio-Vascular Option Plan, except that each Vital Images Adjustment Plan will provide that: (i) the Distribution will not be deemed a "termination" of the employment of any Bio-Vascular Employee for the purposes of the Plan, and (ii) following the Distribution, termination of employment of any Bio-Vascular Employee for the purposes of the Plan will be determined by reference to employment by Bio-Vascular or any of its subsidiaries.

          Vital Images Option.  An option to acquire Vital Images Common Stock
          -------------------
     granted under any of the Existing Vital Images Option Plans, Vital Images Adjustment Plans or any non-plan grant and granted pursuant to Section 4.5(b) hereof.

          Welfare Plan.  Any Plan that provides medical, health, disability,
          ------------
     accident, life insurance, death, dental or any other welfare benefit, including, without limitation, any post-employment benefit.

          401(k) Retirement Plan.  A defined contribution plan maintained
          ----------------------
     pursuant to Section 401(k) or 401(a) of the Code for Employees and their beneficiaries. The following are specific 401(k) Retirement Plans:

               (i)   Bio-Vascular 401(k) Plan. The Bio-Vascular 401(k)
                     ------------------------
                     Retirement Plan and Trust, in effect as of the date hereof.

               (ii)  Vital Images 401(k) Plan. The Vital Images 401(k)
                     ------------------------
                     Retirement Plan and Trust to be adopted by Vital Images prior to the Distribution Date pursuant to Section 3.1 hereof.

                                    ARTICLE
                                      2.
                            EMPLOYMENT AND CREDITS

2.1  Allocation of Responsibilities on Distribution Date.  On the Distribution
     ---------------------------------------------------
     Date, except to the extent retained or assumed by Bio-Vascular under this Agreement or any other agreement related to the Distribution, Vital Images shall retain or assume, as the case may be, sole responsibility as employer for the Vital Images Employees, and shall cause any Vital Images Employee that is then a party to any employment, change in control or other employment-related agreement with Bio-Vascular to terminate such agreement effective as of the Distribution Date. Except as otherwise provided in this Agreement or in any other agreement between Bio-Vascular or Vital Images, the assumption or retention of responsibility as employer by Vital Images described in this Section 2.1 shall not, of itself, constitute a severance or a termination of employment under any plan of severance, of income or other Plan extension maintained by Bio-Vascular or Vital Images, and no such severance, separation or termination shall be deemed to occur by reason hereof.

2.2  Service Credits.  For purposes of determining Service Credits under any
     ---------------
     Plans, Vital Images shall credit each Vital Images Employee with such Employee's Service Credits and original hire date as may be reflected in the Bio-Vascular payroll system records as of the Distribution Date. Such Service Credits and hire date shall continue to be maintained as described herein for as long as the Employee does not terminate employment. Subject to the provisions of ERISA, Vital Images may, in its sole discretion, make such decisions as it deems appropriate with respect to determining Service Credits for Vital Images Employees whose employment with Vital Images is terminated following the Distribution Date but who are subsequently re-employed by Vital Images.


                                    ARTICLE
                                      3.
                            401(k) RETIREMENT PLANS

3.1  Establishment of Vital Images 401(k) Plan. Effective as of the Distribution
     -----------------------------------------
     Date, Vital Images shall take, or cause to be taken, all action necessary and appropriate to establish and administer a new Plan named the Vital Images 401(k) Retirement Plan and Trust (the "Vital Images 401(k) Plan") in such form as may be approved by Vital Images' Board of Directors, and intended to qualify for tax-favored treatment under Section 401(a) and 401(k) of the Code and to be in compliance with the requirements of ERISA.

3.2  Continuation of Benefits. Following the Distribution Date, Vital Images
     ------------------------
     will provide benefits under the Vital Images 401(k) Plan to all Vital Images Employees who, immediately prior to the Distribution Date, were participants in, or otherwise entitled to benefits under, the Bio-Vascular 401(k) Plan. All Vital Images Employees who wish to participate in the Vital Images 401(k) Plan will be required to enroll in the Vital Images 401(k) Plan in accordance with its terms.

3.3  Transfer and Acceptance of Account Balances.  As soon as practicable after
     -------------------------------------------
     the Distribution Date, Bio-Vascular shall cause the trustees of the Bio-Vascular 401(k) Plan to transfer to the trustee or other funding agent of the Vital Images 401(k) Plan the amounts (in cash, securities, other property, plan loans, or a combination thereof) acceptable to the administrator or trustee of the Vital Images 401(k) Plan representing the account balances of all Vital Images Employees. Each such transfer shall comply with Section 414(l) of the Code and the requirements of ERISA and the regulations promulgated thereunder. Vital Images shall cause the trustees or other funding agent of the Vital Images 401(k) Plan to accept the plan-to-plan transfer from the Bio-Vascular 401(k) Plan trustees, and to credit the account of each Vital Images Employee under the Vital Images 401(k) Plan with amounts transferred on their behalf.

3.4  Bio-Vascular to Provide Information.  Bio-Vascular shall provide Vital
     -----------------------------------
     Images, as soon as practicable after the Distribution Date with a list of Vital Images Employees who, to the best knowledge of Bio-Vascular, were participants in or otherwise entitled to benefits under the Bio-Vascular 401(k) Plan on the Cutoff Date, together with a listing of each participant's Service Credits under the Bio-Vascular 401(k) Plan and a listing of each such Vital Images Employee's account balance thereunder. Bio-Vascular shall, as soon as practicable after the Distribution Date, provide Vital Images with such additional information in the possession of Bio-Vascular (and not already in the possession of Vital Images) as may be reasonably requested by Vital Images and necessary for Vital Images to administer effectively the Vital Images 401(k) Plan.

3.5  Regulatory Filings. Vital Images and Bio-Vascular shall, in connection with
     ------------------
     the plan-to-plan transfer described in Section 3.3, cooperate in making any and all appropriate filings required by the Commission or the Internal Revenue Service, or required under the Code, ERISA, or any applicable securities laws and the regulations thereunder, and take all such action as may be necessary and appropriate to cause such plan-to-plan transfer to take place as soon as practicable after the Distribution Date or otherwise when required by law.

                                    ARTICLE
                                      4.
                   STOCK OPTIONS AND RESTRICTED STOCK AWARDS

4.1  Bio-Vascular Option Plans. Prior to the Distribution, Bio-Vascular will
     -------------------------
     take all action necessary and appropriate to effect amendments to the Bio-Vascular Option Plans such that (i) the Distribution will not be deemed a "termination" of the employment of any Vital Images Employee for the purposes of such Plans, and (ii) following the Distribution, termination of employment of any Vital Images Employee for the purposes of such Plans will be determined by reference to employment by Vital Images or any of its subsidiaries. Following the Distribution, Bio-Vascular shall continue the Bio-Vascular Option Plans, as so amended, and shall continue to reserve those shares of Bio-Vascular Common Stock already reserved for issuance thereunder.

4.2  Existing Vital Images Option Plans. Prior to the Distribution, Vital Images
     ----------------------------------
     shall take all action necessary and appropriate (i) to ratify the Existing Vital Images Option Plans, and (ii) to the extent such plans have not been approved by the shareholders of Vital Images, to present the Existing Vital Images Option Plans to Bio-Vascular, as the sole shareholder of Vital Images, for approval. Following the Distribution, Vital Images shall continue the Existing Vital Images Option Plans, and shall continue to reserve at least those shares of Vital Images Common Stock already reserved for issuance thereunder.

4.3  Bio-Vascular Adjustment Plans. Prior to the Distribution Date, Bio-Vascular
     -----------------------------
     shall take, or cause to be taken, all action necessary and appropriate (i) to ratify the adoption of the Bio-Vascular Adjustment Plans, and (ii) if necessary, to present the Bio-Vascular Adjustment Plans to its shareholders for approval. Following the Distribution, Bio-Vascular shall reserve for issuance under the Bio-Vascular Option Adjustment Plans the number of shares of Bio-Vascular Common Stock already reserved for issuance pursuant to obligations assumed under the Existing Vital Images Plans.

4.4  Vital Images Adjustment Plans. Prior to the Distribution Date, Vital Images
     -----------------------------
     shall take, or cause to be taken, all action necessary and appropriate (i) to ratify the adoption of the Vital Images Adjustment Plans, and (ii) to present the Vital Images Adjustment Plans to Bio-Vascular, as the sole shareholder of Vital Images, for approval. To the extent authorized by Bio-Vascular prior to the Distribution Date, Vital Images shall reserve for issuance under each Vital Images Adjustment Plan such number of shares of Vital Images Common Stock necessary to grant Options pursuant to Section 4.5(b) hereof; provided, however, that any such shares not used to grant Vital Stock Options pursuant to Section 4.5(b) will not be available for future awards thereunder.

4.5  Treatment of Existing Bio-Vascular Options.  In connection with the
     ------------------------------------------
     Distribution, each Existing Bio-Vascular Option will be converted into an Adjusted Bio-Vascular Option and will entitle the grantee to receive a grant of a Vital Images Option, as follows.

     (a) Following the Distribution, each Existing Bio-Vascular Option will survive as an Adjusted Bio-Vascular Option in accordance with the terms of the Existing Bio-Vascular Option and the terms of (i) the relevant non-plan grant, (ii) Bio-Vascular Option Plan, as amended pursuant to Section 4.1 hereof, or (iii) Bio-Vascular Adjustment Plan, as the case may be, except that the exercise price of, and number of shares of Bio-Vascular Common Stock subject to, the Adjusted Bio-Vascular Option will be determined as provided in Section 4.6 hereof. As soon as practicable after the Distribution Date, Bio-Vascular will enter into new option agreements with each grantee of an Adjusted Bio-Vascular Option, reflecting the modifications required by this Section.

     (b) As soon as practicable after the Record Date and prior to the Distribution Date, Vital Images shall grant, to each grantee of an Existing Bio-Vascular Option, a Vital Images Option, under the appropriate Vital Images Adjustment Plan, Existing Vital Images Option Plan or pursuant to a non-plan grant, as the case may be, which option will be subject to the same terms and conditions of the Existing Bio-Vascular Option, except that the option will be exercisable to purchase shares of Vital Images Common Stock and the exercise price of, and number of shares of Vital Images Common Stock subject to, the Vital Images Options shall be determined as provided in Section 4.6 hereof. As soon as practicable after the Distribution Date, Vital Images will enter into new option agreements with each grantee of a Vital Images Option, reflecting the grant pursuant to this Section.

4.6  Adjustment and Setting of Number of Shares and Exercise Prices.
     --------------------------------------------------------------

     (a) The number of shares of Bio-Vascular Common Stock subject to each Adjusted Bio-Vascular Option will equal the number of shares of Bio-Vascular Common Stock subject to the Existing Bio-Vascular Option with respect to which the Adjusted Bio-Vascular Option was granted, and the number of shares of Vital Images Common Stock subject to each Vital Images Option will be determined by applying the Distribution Ratio to the number of shares of Bio-Vascular Common Stock subject to the Existing Bio-Vascular

          Option with respect to which the Vital Images Option was granted; provided, however, that the number of shares subject to both the Adjusted Bio-Vascular Option and the Vital Images Option will be subject to such further adjustment by Bio-Vascular and Vital Images as Bio-Vascular may deem necessary such that the aggregate "intrinsic value" of such options, determined in the manner set forth in Section 4.6(b) below, will equal the "intrinsic value" of the Existing Bio-Vascular Stock Option to which such options relate. In no event will options to purchase any fractional shares of Bio-Vascular Common Stock or Vital Images Common Stock be issued, nor will any cash be paid in lieu thereof. Options will be issued for whole shares only, determined by rounding down.

     (b) The adjusted exercise price of each Adjusted Bio-Vascular Option and of the related Vital Images Option shall be determined in such a manner so that the aggregate "intrinsic value" of the Adjusted Bio-Vascular Option and the Vital Images Option together will equal the intrinsic value of the Existing Bio-Vascular Stock Option to which such options relate. For the purposes of this Section 4.6, "intrinsic value" means:

          (i) with respect to each Existing Bio-Vascular Stock Option, the difference between the exercise price and the last reported sale price of Bio-Vascular Common Stock on the Record Date (or, if such date is not a trading day, the trading day immediately preceding the Record Date), as reported by the Nasdaq National Market, multiplied by the number of shares covered;

          (ii) with respect to each Adjusted Bio-Vascular Option, the difference between the exercise price and the average of the last reported sales prices of Bio-Vascular Common Stock on each of the five (5) trading days immediately following the Distribution Date, as reported by the Nasdaq National Market, multiplied by the number of shares covered; and

          (iii) with respect to each Vital Images Option, the difference between the exercise price and the average of bid and asked prices of Vital Images Common Stock reported by the OTC Electronic Bulletin Board averaged over the five (5) trading days immediately following the Distribution Date, multiplied by the number of shares covered.

4.7  Effect of the Distribution on Restricted Stock Awards.  On the Distribution
     -----------------------------------------------------
     Date, each grantee of restricted shares of Bio-Vascular Common Stock shall retain such shares and shall receive as part of the Distribution a number of restricted shares of Vital Images Common Stock determined by applying the Distribution Ratio to the number of restricted shares of Bio-Vascular Common Stock as of the Record Date. In no event will any fractional shares of restricted Vital Images Common Stock be granted, nor will any cash be paid in lieu thereof. The restrictions on shares of restricted Bio-Vascular Common Stock and Vital Images Common Stock granted to a Bio-Vascular Employee shall be identical to the restrictions underlying the shares of restricted Bio-Vascular Common Stock prior to the Distribution, and the restrictions on shares of restricted Bio-Vascular Common Stock and Vital Images Common Stock granted to a Vital Images Employee shall pertain to continued employment by Vital Images, and shall otherwise mirror the restriction on such Vital Images Employee's shares of restricted Bio-Vascular Common Stock prior to the Distribution. Following the Distribution Date, shares of restricted Bio-Vascular Common Stock will continue to be held by Bio-Vascular and shares of Vital Images Common Stock will be held by Vital Images pending lapse of such restrictions.

4.8  Communication Regarding Termination Of Employment, Vesting And Lapse Of
     -----------------------------------------------------------------------
     Restrictions.  Bio-Vascular shall promptly notify Vital Images of the
     ------------
     termination of employment of any Bio-Vascular Employee holding Vital Images Options or restricted shares of Vital Images Common Stock and of any amendment to an Adjusted Bio-Vascular Option held by a Bio-Vascular Employee holding a related Vital Images Option. Vital Images shall promptly notify Bio-Vascular of the termination of employment of any Vital Images Employee holding an Bio-Vascular Option or restricted shares of Bio-Vascular Common Stock and of any amendment to a Vital Images Option held by a Vital Images Employee holding a related Adjusted Bio-Vascular Stock Option. Such notices with respect to termination shall specify the date of termination, the reason for termination (e.g. for cause, without cause, upon a change of control, etc.), whether the termination is with or without written consent and the impact that such termination has on any outstanding grant or award of options on restricted shares. Such notices with respect to amendments to an Adjusted Bio-Vascular Option or a Vital Images Option shall specify the amendment, the name of the Bio-Vascular Employee or Vital Images Employee, as applicable, and such other information as the other party shall reasonably require. Bio-Vascular agrees that each Adjusted Bio-Vascular Option held by a Vital Images Employee whose related Vital Images Option is amended following the Distribution Date shall be deemed amended and shall be amended to the same extent as the related Vital Images Option without further action. Vital Images agrees that each Vital Images Option held by a Bio-Vascular Employee whose related Adjusted Bio-Vascular Option is amended following the Distribution Date shall be deemed amended and shall be amended to the same extent as the related Adjusted Bio-Vascular Option without further action.

4.9  Determination of Consent to Termination of Employment Plans.  Each party
     -----------------------------------------------------------
     agrees that the giving or withholding of consent to the termination of employment of any Bio-Vascular Employee or Vital Images Employee, as the case may be, shall be as determined by the party employing such person and stated in the notice of termination as required by Section 4.8 hereof.

                                    ARTICLE
                                      5.
                             STOCK PURCHASE PLANS

5.1  Bio-Vascular Purchase Plan.  The Bio-Vascular Purchase Plan will continue
     --------------------------
in full force and effect in accordance with its terms. Participants under the Bio-Vascular Purchase Plan will be eligible to participate in the Distribution only to the extent that, by operation of the Bio-Vascular Purchase Plan or otherwise, they are shareholders of record on the Record Date; provided, however, that participants who are entitled to receive shares of Bio-Vascular Common Stock under the Bio-Vascular Purchase Plan as of the Record Date but who have not yet been mechanically recorded as shareholders of record as of the Record Date will be treated as shareholders of record for purposes of the Distribution. Prior to the beginning of the next Offering Period on May 1, 1997, Bio-Vascular will give notice to all Vital Images Employees of the effect of the Distribution on their participation in the Bio-Vascular Purchase Plan and of the expected establishment of the Vital Images Purchase Plan. If the Distribution Date occurs on or after May 1, 1997, Bio-Vascular will also make an appropriate adjustment in calculating the Option Price (as defined in the Bio-Vascular Purchase Plan) for the Offering Period beginning on May 1, 1997 to account for the effect of the Distribution. Such adjustment will be made by using the average of the last reported sales prices of Bio-Vascular Common Stock on each of the five (5) trading days immediately following the Distribution Date, as reported by the Nasdaq National Market, in lieu of the price of Bio-Vascular Common Stock on May 1, 1997, for comparison in determining the Option Price.

5.2  Vital Images Purchase Plan.  Prior to the Distribution Date, Vital Images
     --------------------------
     shall take, or cause to be taken, all action necessary and appropriate (i) to ratify the adoption of the Vital Images Purchase Plan, and (ii) to present the Vital Images Purchase Plan to Bio-Vascular, as the sole shareholder of Vital Images, for approval. The Vital Images Purchase Plan will become effective as of the Distribution Date, and the initial offering period thereunder will commence as of July 1, 1997, or such other date as the administrator of the Vital Images Purchase Plan shall specify following the Distribution Date.

                                    ARTICLE
                                      6.
                             OTHER BENEFIT MATTERS

6.1  Medical/Dental Plan Liability and Coverage.
     ------------------------------------------

     (a)  Bio-Vascular Medical/Dental Plans.  After the Distribution Date and
          ---------------------------------
          until such time as Bio-Vascular decides in its sole discretion to modify or terminate any Plan, Bio-Vascular shall continue the existing Bio-Vascular Medical/Dental Plans and be responsible for providing medical/dental coverage, including appropriate stop-loss insurance, and assuming responsibility for the associated liabilities and accrued obligations of these Plans relating to Bio-Vascular Employees and their eligible dependents and beneficiaries under the terms of said Plans. The Medical/Dental Plans to be continued by Bio-Vascular are listed on Schedule 6.1(a) attached to and incorporated into this Agreement.

     (b)  Vital Images Medical/Dental Plans. After the Distribution Date and
          ---------------------------------
          until such time as Vital Images decides in its sole discretion to modify or terminate any Plan, Vital Images shall be responsible for providing Medical/Dental coverage and assuming responsibility for the associated liabilities and accrued obligations of and relating to all Vital Images Employees and their eligible dependents and beneficiaries under the terms of said Plans who will be offered participation in the Vital Images Medical/Dental Plan or plans on terms and conditions deemed appropriate by Vital Images. Vital Images Employees and their eligible dependents and beneficiaries under the terms of said Plans shall have no preexisting condition limitation imposed other than that which is or was imposed under their existing plan or plans, and they will be credited with any expenses incurred toward deductibles, out-of-pocket expenses, maximum benefit payments, and any benefit usage toward plan limits that would have been applicable to the plan in which they were enrolled prior to the Distribution. The Medical/Dental Plans to be sponsored and continued by Vital Images are listed on Schedule 6.1(b) attached to and incorporated into this Agreement.

     (c)  Continuation Coverage Administration.
          ------------------------------------

          (i) As of the Distribution Date, Bio-Vascular shall assume or retain and shall be solely responsible for, or cause its insurance carriers (including for this purpose HMOs and PPOs providing coverage) to be responsible for, the administration of the continuation coverage requirements imposed by Code Section 4980B and ERISA Sections 601 through 608 as they relate to any Bio-Vascular Current Qualified Beneficiary or any Bio-Vascular Future Qualified Beneficiary. As of the Distribution Date, Bio-Vascular shall assume or retain and shall be responsible for, or cause its insurance carriers (including for this purpose HMOs and PPOs providing coverage) to be responsible for, all liabilities and obligations in connection with coverage to be provided, claims incurred and premiums owed on or after the Cutoff Date under any Bio-Vascular

               Medical/Dental Plan in respect of any Bio-Vascular Current Qualified Beneficiary or any Bio-Vascular Future Qualified Beneficiary.

          (ii) As of the Distribution Date, Vital Images shall assume or retain and shall be solely responsible for, or cause it insurance carriers (including for this purpose HMOs and PPOs providing coverage) to be responsible for, the administration of the continuation coverage requirements imposed by Code Section 4980B and ERISA Sections 601 through 608 as they relate to any Vital Images Current Qualified Beneficiary or any Vital Images Future Qualified Beneficiary. As of the Distribution Date, Vital Images shall assume or retain and shall be responsible for, or cause its insurance carriers (including for this purpose HMOs and PPOs providing coverage) to be responsible for, all liabilities and obligations in connection with coverage to be provided, claims incurred and premiums owed on or after the Cutoff Date under any Vital Images Medical/Dental Plan in respect of any Vital Images Current Qualified Beneficiary or any Vital Images Future Qualified Beneficiary.

     (d)  No Qualifying Event.  The Distribution of Vital Images shares
          -------------------
          contemplated by this Agreement and described in the Distribution Agreement shall not, by itself create a "qualifying event" (as described in Code Section 4980B(f)(3) and ERISA Section 603).

     (e)  Refunds. In the event that subsequent to the Distribution Date,
          -------
          refunds are received from, or additional premium adjustments become payable to, carriers providing health or medical insurance where such amounts are the result of actual experience differing from that used to compute premiums for any periods prior to the Distribution Date, such refunds or obligations will be shared between Bio-Vascular and Vital Images based on the relative percentages of Vital Images employees and Bio-Vascular employees to the total of all such employees based on the average number of employees during the period to which the refund or obligation relates.

6.2  Vacation And Sick Pay Liabilities.
     ---------------------------------

     (a) Effective on the Distribution Date, Bio-Vascular shall retain, as to the Bio-Vascular Employees, and, Vital Images shall assume, as to the Vital Images Employees, all accrued liabilities (whether vested or unvested, and whether funded or unfunded) for vacation and sick leave in respect of such employees as of the Cutoff Date. Bio-Vascular shall be solely responsible for the payment of such vacation or sick leave to Bio-Vascular Employees after the Cutoff Date and Vital Images shall be solely responsible for the payment of such vacation or sick leave to Vital Images Employees after the Cutoff Date. Each party shall provide to its own Employees on the Distribution Date the same vested and unvested balances of vacation and sick leave as credited to such Employee on the Bio-Vascular payroll systems on the Cutoff Date. The preceding sentence shall not be construed as in any way limiting the right of either Bio-Vascular or Vital Images to change its vacation or sick leave policies as it deems appropriate.

     (b) Assets attributable to funded reserves for the vacation or sick leave liabilities being divided in accordance with Section 6.2(a) (whether held in a trust, a voluntary employees beneficiary association, or any other funding vehicle) shall be allocated in an appropriate and equitable manner between Bio-Vascular and Vital Images.

6.3  Preservation Of Right To Amend Or Terminate Plans. Except as otherwise
     -------------------------------------------------
     expressly provided herein, no provision of this Agreement, including, without limitation, the agreement of Bio-Vascular or Vital Images to make a contribution or payment to or under any Plan herein referred to for any period, shall be construed as a limitation on the right of Bio-Vascular or Vital Images to amend such Plan or terminate its participation therein. No provision of this Agreement shall be construed to create a right in any Employee, or dependent or beneficiary of such Employee, under a Plan which such person would not otherwise have under the terms of the Plan itself.

6.4  Notice of Costs. Bio-Vascular and Vital Images acknowledge that Bio-
     ---------------
     Vascular and Vital Images may incur costs and expenses, including, but not limited to, contributions to Plans and the payment of insurance premiums arising from or related to any of the Plans that are, as set forth in this Agreement, the responsibility of the other party hereto. Accordingly, Bio-Vascular and Vital Images shall (i) give notice to the other party of the costs to be incurred prior to payment and (ii) demand that the other party which has the obligation to pay shall pay the cost and expense.

6.5  Payroll Reporting And Withholding.
     ---------------------------------

     (a) Vital Images and Bio-Vascular hereby adopt the "alternative procedure" for preparing and filing IRS Forms W-2 (Wage and Tax Statements), as described in Section 5 of Revenue Procedure 84-77, 1984-2 IRS Cumulative Bulletin 753 ("Rev. Proc. 84-77"). Under this procedure Vital Images as the successor employer shall provide all required Forms W-2 to all Vital Images Employees reflecting all wages paid and taxes withheld by both Bio-Vascular as the predecessor and Vital Images as the successor employer for the entire year during which the Distribution takes place. Bio-Vascular shall provide all required Forms W-2 to all Bio-Vascular Employees reflecting all wages and taxes paid and withheld by Bio-Vascular before, on and after the Distribution Date. In connection with the aforesaid agreement under Rev. Proc. 84-77, each Retained Bio-Vascular Employee or Vital Images Employee shall be assigned for payroll reporting purposes to Bio-Vascular or Vital Images, as the case may be.

     (b) Vital Images and Bio-Vascular agree to adopt the alternative procedure of Rev. Proc. 84-77 for purposes of filing IRS Forms W-4 (Employee's Withholding Allowance Certificate) and W-5 (Earned Income Credit Advance Payment Certificate). Under this procedure Bio-Vascular shall provide to Vital Images as the successor employer all IRS Forms W-4 and W-5 on file with respect to each Vital Images Employee, and Vital Images will honor these forms until such time, if any, that such Vital Images Employee submits a revised form.

     (c) With respect to Employees with garnishments, tax levies, child support orders, qualified medical child support orders, and wage assignments in effect with Bio-Vascular on the Cutoff Date, Vital Images with respect to each Vital Images Employee and their dependents shall honor such payroll deduction authorizations or court or governmental orders applicable to Vital Images Plans, and will continue to make payroll deductions and payments to any authorized payee, as specified by the court or governmental order that was filed with Bio-Vascular. Likewise, Bio-Vascular with respect to each Bio-Vascular Employee shall honor such payroll deduction authorization or court or governmental orders applicable to Bio-Vascular Plans and will continue to make payroll deductions and payments to any authorized payee, as specified by the court or governmental order that was filed with Bio-Vascular.

     (d) Unless otherwise prohibited or provided by this Agreement or another agreement entered into in connection with the Distribution, or by a Plan document, with respect to Employees with authorizations for payroll deductions in effect with Bio-Vascular on the Cutoff Date, Vital Images as the successor employer will honor such payroll deduction authorizations relating to each Vital Images Employee, including, without limitation, scheduled loan repayments to the 401(k) Retirement Plan and direct deposit of payroll, bonus advances and types of authorized company receivables usually collectible through payroll deductions, and shall not require that such Vital Images Employee submit a new authorization to the extent that the type of deduction by Vital Images does not differ from that made by Bio-Vascular.


                                    ARTICLE
                                      7.
                              EMPLOYMENT MATTERS

     Notwithstanding any other provision of this Agreement or any other Agreement between Bio-Vascular and Vital Images to the contrary, Bio-Vascular and Vital Images understand and agree that:

7.1  Separate Employers.  After the Distribution Date and the separation of
     ------------------
     Employees into their respective companies, Bio-Vascular and Vital Images will be separate and independent employers.

7.2  Employment Policies And Practices. Bio-Vascular and Vital Images may adopt,
     ---------------------------------
     continue, modify or terminate such employment policies, compensation practices, retirement plans, welfare benefit plans, and other employee benefit plans or policies of any kind or description, as each may determine, in its sole discretion, are necessary and appropriate.

7.3  Claims.
     ------

     (a) This section is intended to allocate all liabilities for employment-related claims involving Bio-Vascular or Vital Images including, but not limited to, claims against either or both Bio-Vascular and Vital Images and their respective officers, directors, agents and employees, or against or by their respective employee benefit plans and plan administrators and fiduciaries; provided, however, that this section shall not apply to any indemnification between the parties for matters and services contemplated in that certain Transition Services Agreement between the parties, dated of even date herewith.

     (b) An employment-related claim shall include any actual or threatened lawsuit, arbitration, ERISA claim, or federal, state or local judicial or administrative proceeding of whatever kind involving a demand by or on behalf of or relating to Bio-Vascular Employees or Vital Images Employees, or by or relating to any federal, state or local government agency alleging liability against Bio-Vascular or Vital Images, or against any employee health, welfare, deferred compensation or other benefit plan and/or their respective officers, directors, agents, employees, administrators, trustees and fiduciaries.

     (c) The duty of a party to indemnify, defend and hold harmless the other party under this Section 7.3 shall include such duties, and be subject to such procedures, as set forth in Article 5 of the Distribution Agreement, as modified in this Section 7.3.

     (d)  With respect to pre-Distribution claims:

          (i) Bio-Vascular shall indemnify, defend and hold harmless Vital Images from any employment-related claims of a Retained Bio-Vascular Employee arising from acts occurring on or before the Cutoff Date.

          (ii) Vital Images shall indemnify, defend and hold harmless Bio-Vascular from any employment-related claims of a Vital Images Employee arising from acts occurring on or before the Cutoff Date.

     (e) Where employment-related claims alleging or involving joint and several liability asserted against Bio-Vascular and Vital Images are not separately traceable to liabilities relating to Bio-Vascular Employees or Vital Images Employees , any liability shall be appointed between Bio-Vascular and Vital Images in accordance with the percentage that each party's Employees represents of the combined total number of Employees of both parties, as described below. The percentage of the liability assumed by Bio-Vascular shall equal the ratio of (i) the total number of Bio-Vascular Employees on the Distribution Date to (ii) the combined total number of Bio-Vascular Employees and Vital Images Employees on such date. The percentage of the liability assumed by Vital Images shall equal the ratio of (i) the total number of Vital Images Employees on the Distribution Date, to
          (ii) the combined total number of Bio-Vascular Employees and Vital Images Employees on such date. Each party will indemnify, defend and hold harmless the other to the extent of the indemnifying party's apportioned percentage determined in accordance herewith.

     (f) Employment related claims arising from acts occurring after the Distribution and division of the Employees between the parties and not relating to, arising from, or in connection with the Distribution will be the sole responsibility of Bio-Vascular as to Bio-Vascular Employees and of Vital Images as to Vital Images Employees and each will indemnify, defend, and hold harmless the other from employment-related claims of the other company.

7.4  Funding Of Plans. Without limitation to the scope and application of
     ----------------
     Section 7.3, any claims by or on behalf of Employees or any federal, state or local government agency for alleged underfunding of, or failure to make payments to, health and welfare funds based on acts or omissions occurring on or before the Cutoff Date or arising from or in connection with the Distribution, will be the sole responsibility of each party as to its own employees (i.e., Bio-Vascular with respect to Bio-Vascular Employees and Vital Images with respect to Vital Images Employees), and the responsible party will indemnify, defend, and hold harmless the other from any such claims.

7.5  Assumption Of Employment Tax Rates.  Changes in state unemployment tax
     ----------------------------------
     experience as of the Cutoff Date shall be handled as follows: In the event an option exists to allocate state unemployment tax experience of Bio-Vascular, the Bio-Vascular experience shall be transferred to Vital Images if this results in the lowest aggregate unemployment tax costs for both Bio-

     Vascular and Vital Images combined, and the Bio-Vascular experience shall be retained by Bio-Vascular if this results in the lowest aggregate unemployment tax costs for Bio-Vascular and Vital Images combined.

7.6  Intercompany Service Charge. Legal, professional, managerial,
     ---------------------------
     administrative, clerical, consulting and support or production services provided to one party by personnel of the other party, upon the request of the first party or when such services are otherwise required by this Agreement between Vital Images and Bio-Vascular, shall be charged to the party receiving such services on commercially reasonable terms to be negotiated (or in accordance with the provisions of the Transition Services Agreement or any other applicable agreement between the parties).

7.7  Warn Claims. Before and after the Distribution Date, each party shall
     -----------
     comply in all material respects with the Worker Adjustment and Retraining Act ("WARN"). Bio-Vascular shall be responsible for WARN claims relating to Bio-Vascular Employees or to Employees who prior to the Distribution Date were employed in the Retained Business. Vital Images shall be responsible for WARN Claims relating to Vital Images Employees or to Employees who prior to the Distribution Date were employed in the Vital Images Business. Each party shall indemnify, defend and hold harmless the other in connection with WARN claims for which the indemnitor is responsible and which are brought against the indemnitee.

7.8  Employees On Leave Of Absence.  After the Distribution Date, Bio-Vascular
     -----------------------------
     shall assume responsibility, if any, as employer for all Employees returning from an approved leave of absence who prior to the Distribution Date were employed in the Retained Business. After the Distribution Date, Vital Images shall assume responsibility, if any, as employer for all Employees returning from an approved leave of absence who prior to the Distribution Date were employed in the Vital Images Business.

7.9  No Third-Party Beneficiary Rights.  Neither this Agreement nor any other
     ---------------------------------
     intercompany agreement between Vital Images and Bio-Vascular is intended to nor does it create any third party contractual or other common law rights, and no person shall be deemed a third-party beneficiary hereof or thereof

7.10 Attorney-Client Privilege. Consistent with the provisions of Section 6.6 of
     -------------------------
     the Distribution Agreement, the provisions herein requiring either party to this Agreement to cooperate shall not be deemed to be a waiver of the attorney/client privilege for either party or shall it require either party to waive its attorney/client privilege.


                                    ARTICLE
                                      8.
                                    DEFAULT

8.1  Default.  If either party materially defaults hereunder, the nondefaulting
     -------
     party shall be entitled to all remedies provided in the Distribution Agreement, including the arbitration of disputes set forth therein.

8.2  Force Majeure. Neither party will hold the other party responsible for a
     -------------
     delay in the performance of any obligation hereunder due to labor disturbances, accidents, fires, floods, wars, riots, rebellions, blockages, acts of governments, governmental requirements and regulations, restrictions imposed by law or any other similar conditions, beyond the reasonable control and without the fault or negligence of such party, and the time for performance by such party will be extended by the period of such delay.


                                    ARTICLE
                                      9.
                                 MISCELLANEOUS

9.1  Relationship of the Parties.  Neither party is an agent of the other party
     ---------------------------
     and neither party has any authority to bind the other party, transact any business in the other party's name or on its behalf, or make any promises or representations on behalf of the other party unless provided for in any Exhibit or otherwise agreed to in writing. Each party will perform all of its respective obligations under this Agreement as an independent contractor, and no joint venture, partnership or other relationship will be created or implied by this Agreement.

9.2  Entire Agreement.  This Agreement contains the entire agreement among the
     ----------------
     parties hereto with respect to the subject matter hereof and supersedes all prior written or oral agreements between the parties relating to the subject matter hereof.

9.3  Governing Law.  This Agreement shall be governed by, and construed and
     -------------
     enforced in accordance with, the laws of the State of Minnesota (regardless of the laws that might otherwise govern under applicable principles of conflict of laws) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

9.4  Jurisdiction and Venue.  Subject to the arbitration provisions of the
     ----------------------
     Distribution Agreement, each party consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota and hereby waives any argument that venue in any such forum is not convenient or proper.

9.5  Notices. All notices, requests, demands and other communications under this
     -------
     Agreement shall be in writing and shall be deemed to have been duly given
     (i) on the date of service if served personally on the party to whom notice is given; (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below, provided telephonic confirmation of receipt is obtained promptly after completion of transmission; (iii) on the business day after delivery to an overnight courier service or the express mail service maintained by the United States Postal Service, provided receipt of delivery has been confirmed; or (iv) on the fifth day after mailing, provided receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by registered or certified mail, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

          If to Bio-Vascular:      Bio-Vascular, Inc.
                                   2575 University Avenue
                                   St. Paul, Minnesota
                                   55114 Attn: Chief Executive Officer
                                   Facsimile No. (612) 642-9018

          If to Vital Images:      Vital Images, Inc.
                                   3100 West Lake Street, Suite 100
                                   Minneapolis, MN  55416
                                   Attn:  Chief Financial Officer
                                   Facsimile No. (612) 915-8002

     Any party may change its address by giving the other party written notice of its new address in the manner set forth above.

9.6  Modification of Agreement.  No modification, amendment or waiver of any
     -------------------------
     provision of this Agreement shall be effective unless the same shall be in writing and signed by each of the parties hereto and then such modification, amendment or waiver shall be effective only in the specific instance and for the purpose for which given.

9.7  Successors and Assigns.  A party's rights and obligations hereunder may not
     ----------------------
     be assigned or transferred without the prior written consent of the other party hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and shall survive any acquisition, disposition or other corporate restructuring or transaction involving either party.

9.8  Titles and Headings. The titles and headings to Articles and Sections
     -------------------
     herein are inserted for convenience of reference only and are not intended to constitute a part of or to affect the meaning or interpretation of this Agreement.

9.9  Severability.  In case any one or more of the provisions contained in this
     ------------
     Agreement should be invalid, illegal or unenforceable, the enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions hereof without including any of such which may hereafter be declared invalid, void or unenforceable. In the event that any such term, provision, covenant or restriction is hereafter held to be invalid, void or unenforceable, the parties hereto agree to use their best efforts to find and employ an alternate means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

9.10 No Waiver. Neither the failure nor any delay on the part of any party
     ---------
     hereto to exercise any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or further exercise of the same or any other right, nor shall any waiver of any right with respect to any occurrence be construed as a waiver of such right with respect to any other occurrence.

9.11 Survival of Obligations.  Notwithstanding anything in this Agreement or the
     -----------------------
     Distribution Agreement to the contrary, this Agreement shall survive the consummation of the transactions contemplated by the Distribution Agreement.

9.12  Counterparts.  This Agreement may be executed in one or more counterparts,
      ------------
      all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

                                    BIO-VASCULAR, INC.


                                    By:______________________________________
                                    Its:_____________________________________



                                    VITAL IMAGES, INC.


                                    By:______________________________________
                                    Its:_____________________________________

                                SCHEDULE 6.1(a)

     [Medical/Dental Plans to be Sponsored and Continued by Bio-Vascular]

                                SCHEDULE 6.1(b)

    [Medical/Dental Plans to be Sponsored and Established by Vital Images]

                                       20